



welltower

Supplemental Information

3Q17





Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

Portfolio Composition

	Average Age	Properties	Total	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
			Beds/Unit Mix				
Seniors housing triple-net	13	422	37,228	8,448	21,312	6,624	844
Long-term/post-acute care	19	185	21,963	-	1,116	127	20,720
Seniors housing operating	15	501	58,979	26,410	21,212	11,138	219
			Square Feet				
Outpatient medical	13	262	17,337,256				
Land parcels		15					
Total	**15**	**1,385**					

NOI Performance

	Same Store[1]					In-Place Portfolio[2]		
	Properties	3Q16 NOI	3Q17 NOI	% Change		Properties	Annualized In-Place NOI	% of Total
Seniors housing triple-net[3]	368	$ 118,070	$ 121,644	3.0%		407	$ 548,716	26.4%
Long-term/post-acute care[3]	175	63,425	65,378	3.1%		183	269,552	13.0%
Seniors housing operating	423	190,068	197,922	4.1%		491	912,220	43.8%
Outpatient medical	240	82,140	84,078	2.4%		253	349,956	16.8%
Total	**1,206**	**$ 453,703**	**$ 469,022**	**3.4%**		**1,334**	**$ 2,080,444**	**100.0%**

Portfolio Performance

Stable Portfolio[4]	Occupancy	EBITDAR Coverage[5]	EBITDARM Coverage[5]	Private Pay	Medicaid	Medicare	Other Government[6]
				Facility Revenue Mix			
Seniors housing triple-net	86.7%	1.09x	1.26x	92.8%	3.3%	1.5%	2.4%
Long-term/post-acute care	80.5%	1.24x	1.55x	29.5%	36.5%	34.0%	0.0%
Seniors housing operating	88.7%	n/a	n/a	98.4%	0.1%	0.2%	1.3%
Outpatient medical	94.6%	n/a	n/a	99.1%	0.0%	0.0%	0.9%
Total		**1.14x**	**1.35x**	**93.1%**	**3.0%**	**2.6%**	**1.3%**

Property Acquisitions/Joint Ventures Detail

Operator	Units	Location				MSA
Seniors Housing Triple-Net						
Encore Care Homes	60	Botley Road, Park Gate	Southampton		UK	Southampton
Seniors Housing Operating						
Sunrise Senior Living	79	1818 Trousdale Avenue	Burlingame	California	US	San Francisco
Sunrise Senior Living	80	4175 Stoneridge Lane	Dublin	Ohio	US	Columbus
Sunrise Senior Living	77	25525 Hawthorne Boulevard	Torrance	California	US	Los Angeles
Sagora Senior Living	98	24025 Kingwood Place	Kingwood	Texas	US	Houston
Sagora Senior Living	297	744 Brooks Street	Sugar Land	Texas	US	Houston
Sagora Senior Living	323	11300 Wild Pine	San Antonio	Texas	US	San Antonio
Total	**954**					

Notes:

(1) See page 24 for reconciliation.

(2) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.

(3) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.

(4) Data as of September 30, 2017 for seniors housing operating and outpatient medical and June 30, 2017 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

Relationship Investment History


$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2013
2014
2015
2016
1Q17
2Q17
3Q17
Existing relationships
New relationships

Gross Investments

	2013	2014	2015	2016	1Q17	2Q17	3Q17	Quarterly Average
Existing	$ 4,128,843	$ 2,018,581	$ 3,707,612	$ 2,768,874	$ 217,264	$ 268,591	$ 362,328	$ 709,058
New	1,226,188	1,561,250	1,112,520	238,167	-	23,650	18,278	220,003
Total	$ 5,355,031	$ 3,579,831	$ 4,820,132	$ 3,007,041	$ 217,264	$ 292,241	$ 380,606	$ 929,061
% Existing	77%	56%	77%	92%	100%	92%	95%	76%

Detail of Acquisitions/JVs

	2013	2014	2015	2016	1Q17	2Q17	3Q17	Total
Count	20	41	44	22	5	4	3	139
Total	$ 4,923,740	$ 2,981,276	$ 3,765,912	$ 2,287,973	$ 104,496	$ 110,474	$ 304,478	$ 14,478,349
Low	6,086	3,500	6,080	10,618	7,310	18,750	18,278	3,500
Median	45,990	31,150	33,513	27,402	21,685	24,025	136,800	31,150
High	2,328,630	880,157	437,472	1,150,000	34,200	43,674	149,400	2,328,630

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances[1]	Yield	Construction Conversions	Yield	Dispositions	Yield
July	$ -	0.0%	$ 4,413	8.0%	$ 17,028	9.5%	$ 17,830	8.3%
August	-	0.0%	1,310	7.6%	30,901	7.8%	20,527	8.7%
September	304,478	6.5%	859	7.3%	-	0.0%	45,861	7.9%
Total	**$ 304,478**	**6.5%**	**$ 6,582**	**7.8%**	**$ 47,929**	**8.4%**	**$ 84,218**	**8.2%**

Notes:
(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Third Quarter 2017					
	Properties	Beds / Units / Square Feet		Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]						
Seniors housing triple-net	1	60	units	$ 18,278	$ 304,633	6.8%
Seniors housing operating	6	954	units	286,200	317,400	6.5%
Total acquisitions	7			$ 304,478		6.5%
Development[2]						
Development projects:						
Seniors housing triple-net	7	624	units	28,098		
Long-term/post-acute care	1	120	beds	4,276		
Seniors housing operating	8	931	units	21,685		
Outpatient medical	4	325,770	sf	11,408		
Total development projects	20			$ 65,467		
Expansion projects:						
Seniors housing triple-net	3	122	units	4,079		
Total expansion projects	3			$ 4,079		
Total development	23			$ 69,546		7.9%
Loan advances[3]				6,582		7.8%
Gross investments				$ 380,606		6.8%
Dispositions[4]						
Seniors housing triple-net	2	49	units	$ 840	$ 21,429	6.7%
Long-term/post-acute care	2	170	beds	14,400	84,706	8.1%
Seniors housing operating	1	56	units	2,196	41,071	0.0%
Outpatient medical	1	33,777	sf	15,940	472	9.1%
Real property dispositions	6			$ 33,376		8.0%
Loans receivable				50,842		8.3%
Total dispositions	6			$ 84,218		8.2%
Net investments				$ 296,388		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

Gross Investment Activity

	Year-To-Date 2017						
	Properties	Beds / Units / Square Feet			Pro Rata Amount	Investment Per Bed / Unit / SqFt	Yield
Acquisitions / Joint ventures[1]							
Seniors housing triple-net	7	500	units	$	127,653	$ 267,216	6.5%
Seniors housing operating	7	1,045	units		320,400	324,211	6.5%
Outpatient medical	4	253,559	sf		71,395	358	6.7%
Total acquisitions	**18**			**$**	**519,448**		**6.5%**
Development[2]							
Development projects:							
Seniors housing triple-net	13	1,131	units		161,429		
Long-term/post-acute care	2	244	beds		22,451		
Seniors housing operating	12	1,223	units		73,455		
Outpatient medical	7	466,218	sf		65,555		
Total development projects	**34**			**$**	**322,890**		
Expansion projects:							
Seniors housing triple-net	4	132	units		10,610		
Total expansion projects	**4**			**$**	**10,610**		
Total development	**38**			**$**	**333,500**		**7.7%**
Loan advances[3]					**37,163**		**7.2%**
Gross investments				**$**	**890,111**		**7.0%**
Dispositions[4]							
Seniors housing triple-net	40	4,759	units	$	969,299	$ 203,721	6.4%
Long-term/post-acute care	18	1,930	beds		190,892	98,908	9.2%
Seniors housing operating	2	239	units		29,715	124,766	4.4%
Outpatient medical	1	33,777	sf		15,940	472	9.1%
Real property dispositions	**61**			**$**	**1,205,846**		**6.8%**
Loans receivable					159,263		8.6%
Total dispositions	**61**			**$**	**1,365,109**		**7.0%**
Net investments				**$**	**(474,998)**		

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands at Welltower pro rata ownership)

In-Place NOI Diversification[1]

By Partner:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
Sunrise Senior Living North America	116	$ -	$ -	$ 245,464	$ -	$ 245,464	11.8%
Sunrise Senior Living United Kingdom	44	-	-	81,775	-	81,775	3.9%
Brookdale Senior Living	147	129,351	-	20,395	-	149,746	7.2%
Genesis HealthCare	112	1,560	144,200	-	-	145,760	7.0%
Revera	98	-	-	123,342	-	123,342	5.9%
Benchmark Senior Living	48	-	-	98,690	-	98,690	4.7%
Brandywine Senior Living	28	74,225	-	-	-	74,225	3.6%
Belmont Village	21	-	-	72,716	-	72,716	3.5%
Senior Resource Group	24	-	-	70,636	-	70,636	3.4%
Sagora Senior Living	29	19,779	-	33,017	-	52,796	2.5%
Avery	50	49,672	-	(1,069)	-	48,603	2.3%
Remaining	617	274,129	125,352	167,254	349,956	916,691	44.2%
Total	**1,334**	**$ 548,716**	**$ 269,552**	**$ 912,220**	**$ 349,956**	**$ 2,080,444**	**100.0%**

By Country:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
United States	1,078	$ 473,088	$ 262,591	$ 664,250	$ 330,498	$ 1,730,427	83.2%
United Kingdom	109	72,069	-	80,705	19,458	172,232	8.3%
Canada	147	3,559	6,961	167,265	-	177,785	8.5%
Total	**1,334**	**$ 548,716**	**$ 269,552**	**$ 912,220**	**$ 349,956**	**$ 2,080,444**	**100.0%**

By MSA:	Total Properties	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Total	% of Total
New York	60	$ 68,928	$ 18,637	$ 53,116	$ 4,831	$ 145,512	7.0%
Los Angeles	64	2,646	-	99,289	23,938	125,873	6.1%
Greater London	47	31,581	-	55,439	19,458	106,478	5.1%
Philadelphia	39	25,708	35,860	10,041	21,219	92,828	4.5%
Boston	43	1,723	11,808	64,288	1,092	78,911	3.8%
Dallas	53	16,996	5,257	26,337	28,663	77,253	3.7%
Seattle	29	19,297	-	20,658	13,107	53,062	2.6%
Chicago	25	11,555	5,239	27,983	3,403	48,180	2.3%
San Francisco	16	11,963	-	32,573	-	44,536	2.1%
Toronto	26	-	-	40,756	-	40,756	2.0%
Houston	26	4,107	-	10,695	23,915	38,717	1.9%
Washington D.C.	16	3,797	8,661	20,993	-	33,451	1.6%
San Diego	13	-	2,732	29,105	1,446	33,283	1.6%
Indianapolis	17	13,132	9,372	-	9,216	31,720	1.5%
Atlanta	19	2,230	-	10,010	16,240	28,480	1.4%
Minneapolis	19	12,271	-	3,933	12,216	28,420	1.4%
Kansas City	24	7,688	5,336	8,810	6,575	28,409	1.4%
Milwaukee	14	4,090	4,392	-	15,146	23,628	1.1%
Montréal	15	-	-	20,569	-	20,569	1.0%
Raleigh	10	16,411	-	3,069	-	19,480	0.9%
Remaining	759	294,593	162,258	374,556	149,491	980,898	47.0%
Total	**1,334**	**$ 548,716**	**$ 269,552**	**$ 912,220**	**$ 349,956**	**$ 2,080,444**	**100.0%**

Notes:

(1) Represents current quarter annualized in-place NOI. See page 22 for reconciliation.

Top Ten Operating Partner Descriptions

Sunrise Senior Living North America, located in McLean, VA, is a privately held company that operates over 270 premium private pay seniors housing communities with over 28,000 units in the United States and Canada. The portfolio is concentrated in infill locations in major metro markets. As of 9/30/2017, the Welltower portfolio consists of 122 private pay seniors housing facilities in 24 states, the District of Columbia and one Canadian Province. **Sunrise Senior Living United Kingdom,** located in Beaconsfield, UK, is a wholly-owned subsidiary of Sunrise Senior Living. As of 9/30/2017, Welltower owns 45 facilities with over 3,300 units in the United Kingdom, and one development, with a large concentration in Greater London.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides IL, AL, memory care, and rehab services. The company operates approximately 1,150 seniors housing facilities located in 46 states and has the ability to serve over 111,000 residents. As of 9/30/2017, the Welltower portfolio consisted of 148 seniors housing facilities in 29 states.

Genesis Healthcare (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with approximately 450 skilled nursing centers and AL residences in 29 states nationwide. Genesis also provides rehabilitation therapy to over 1,700 healthcare providers in 45 states and the District of Columbia. As of 9/30/2017, the wholly-owned Welltower portfolio consisted of four seniors housing properties and 82 long term/post-acute care properties. Welltower also owns a majority stake in a joint venture which owns 28 long term/post-acute care properties. All of the Welltower properties are spread across 16 states.

Revera, headquartered in Mississauga, Ontario, is a leading owner, operator and investor in the senior living sector. Revera owns or operates more than 500 properties across Canada, the United States and the United Kingdom, serving more than 50,000 seniors and employing over 45,000 people. The company offers seniors' apartments, IL, AL, memory care, and long term care. As of 9/30/2017, the Welltower portfolio consisted of 98 private pay seniors housing facilities located across seven Canadian provinces operated by Revera. Revera and Welltower also jointly own 28 properties and five developments in the United Kingdom.

Benchmark Senior Living, located in Waltham, MA, is a privately held company that operates 58 premium private pay seniors housing facilities across 8 states with over 4,500 residents with a concentration in New England. As of 9/30/2017, the Welltower portfolio consisted of 49 private pay seniors housing facilities in six states.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 28 premium private pay seniors housing facilities with over 2,700 units in five states. The company has a concentration in infill markets in the Mid-Atlantic. As of 9/30/2017, the Welltower portfolio consisted of 28 existing facilities and an additional facility under construction located in six states.

Belmont Village, located in Houston, TX, is a privately held company that operates 28 premium private pay seniors housing facilities in seven states and an additional facility in Mexico City. The portfolio is concentrated in infill locations in major metro markets. As of 9/30/2017, the Welltower portfolio consisted of 21 private pay seniors housing facilities in six states.

Senior Resource Group, headquartered in Solana Beach, CA, is an award-winning, fully integrated developer, owner and operator of IL, AL and memory care senior living communities across the United States. Senior Resource Group owns and operates 32 communities across six states. As of 9/30/2017, the Welltower portfolio consisted of 25 seniors housing facilities in six states.

Sagora, located in Fort Worth, TX, is a privately held company that develops and operates seniors housing facilities across four states. As of 9/30/2017, the Welltower portfolio consisted of 29 seniors housing facilities.

Avery, located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 9/30/2017, the Welltower portfolio consisted of 51 private pay seniors housing facilities and two developments in nine regions in England.

Triple-Net Payment Coverage Stratification

	EBITDARM Coverage[1]					EBITDAR Coverage[1]				
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post-Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.6%	0.7%	1.3%	4	2	0.6%	0.7%	1.3%	4	2
0.85x-0.95x						2.0%	0.2%	2.1%	8	5
0.95x-1.05x						6.9%	0.6%	7.4%	11	9
1.05x-1.15x	7.0%	0.1%	7.1%	8	8	5.8%	7.6%	13.4%	12	10
1.15x-1.25x	5.7%	0.1%	5.8%	13	8	2.7%		2.7%	11	4
1.25x-1.35x	4.5%	0.6%	5.1%	11	9	2.1%	0.1%	2.2%	15	4
>1.35x	5.4%	9.8%	15.2%	12	14	3.1%	2.2%	5.3%	8	7
Total	**23.2%**	**11.2%**	**34.4%**	**11**	**41**	**23.2%**	**11.2%**	**34.4%**	**11**	**41**

(dollars in thousands at Welltower pro rata ownership)

Revenue and Lease Maturity[2]

	Rental Income						
Year	Seniors Housing Triple-net	Long-Term / Post-Acute Care	Outpatient Medical	Interest Income	Seniors Housing Operating	Total Revenues	% of Total
2017	$ -	$ -	$ 10,875	$ 1,997	$ -	$ 12,872	0.3%
2018	38,233	-	20,702	1,773	-	60,708	1.4%
2019	-	-	28,922	8,016	-	36,938	0.9%
2020	13,447	4,293	30,670	12,865	-	61,275	1.5%
2021	9,728	15,511	37,945	1,723	-	64,907	1.5%
2022	3,636	5,470	51,647	35,412	-	96,165	2.3%
2023	1,437	2,738	29,918	2,541	-	36,634	0.9%
2024	10,597	-	38,642	1,196	-	50,435	1.2%
2025	68,082	5,102	19,475	3,045	-	95,704	2.3%
2026	43,354	22,191	28,190	720	-	94,455	2.2%
2027	88,659	2,279	8,388	3,021	-	102,347	2.4%
Thereafter	313,010	236,445	91,178	5,479	2,842,753	3,488,865	83.0%
	$ 590,183	**$ 294,029**	**$ 396,552**	**$ 77,788**	**$ 2,842,753**	**$ 4,201,305**	**100.0%**
Weighted Avg Maturity Years[3]	11	12	7	5	n/a	10	

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2017 for stable portfolio only. Agreements included represent 88% of total seniors housing triple-net and long-term/post-acute care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.
(3) Weighted average revenue maturity of 10 years includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Quality Indicators

Long-Term/Post-Acute Care		US Portfolio[1,3]		Industry Benchmarks[2]
Property age		19		38
Quality mix (revenues)		63.5%		47.0%
EBITDARM per bed	$	19,361		DNA

Seniors Housing Operating		US Portfolio[3,5,6]		Industry Benchmarks[4]
Property age		15		21
5 year total population growth		3.7%		3.5%
5 year 75+ population growth		14.2%		12.2%
Housing value	$	539,695	$	209,770
Household income	$	93,078	$	61,045
REVPOR	$	6,950	$	4,565
SS REVPOR growth		3.9%		2.8%
SSNOI per unit	$	23,461	$	17,827
SSNOI growth		3.7%		DNA

		UK Portfolio[3,5,6]		Industry Benchmarks[7]
Property age		10		20
Units per property		76		41
5 year total population growth		3.9%		3.3%
5 year 75+ population growth		16.0%		15.7%
Housing value	£	428,006	£	265,083
REVPOR	£	6,427	£	3,015
SS REVPOR growth		4.1%		2.8%
SSNOI per unit	£	23,583	£	8,339
SSNOI growth		7.2%		DNA

		Canadian Portfolio[3,5,6]		Industry Benchmarks[8]
5 year total population growth		5.1%		4.9%
5 year 75+ population growth		20.1%		DNA
Housing value	C$	599,945	C$	537,960
Household income	C$	106,634	C$	96,065
REVPOR	C$	3,650	C$	2,473
SS REVPOR growth		3.2%		2.3%
SSNOI per unit	C$	15,239		DNA
SSNOI growth		4.2%		DNA

Notes:

(1) Welltower data as of June 30, 2017 for long-term/post-acute care. EBITDARM per bed represents trailing twelve months results for stable portfolio.

(2) Property age per 3Q17 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, June 30, 2017.

(3) Property age, housing value and household income are NOI-weighted as of September 30, 2017. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 23 for reconciliations.

(4) Property age, REVPOR and REVPOR growth per 3Q17 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2018-2023 Claritas projections; housing value and household income are the US median per Claritas 2018; NOI per unit per The State of Seniors Housing 2017 and represents 2016 results.

(5) REVPOR is based on total 3Q17 results. See page 23 for reconciliation.

(6) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.24837. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.334294. See page 24 for reconciliation.

(7) Property age and units per property per LaingBuisson, Care of Older People 28th Edition; population growth reflects 2016-2021 CACI projections; housing value represents UK average per CACI 2016; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2016 Care Homes Trading Performance Review and assumes a 5% management fee.

(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2017; population growth reflects 2017-2022 Environics projection; housing value and household income represents Canadian average per Environics 2017; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.5% of our total annualized In-Place NOI (IPNOI).

	Welltower			3-Mile Ring[1]									
				Welltower									
MSA	Prop. / Units	Annualized IPNOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	37 / 4,249	$99,289	14.9%	4 / 621	6 / 1,050	$4,621	3.4%	13.2%	6,912	$90,737	$814,162	-0.4%	0.6%
Boston	32 / 2,410	64,288	9.7%	2 / 261	2 / 177	3,932	3.5%	10.3%	3,013	104,041	541,336	2.8%	2.3%
New York	16 / 1,216	53,116	8.0%	4 / 616	4 / 288	9,501	0.8%	7.2%	8,790	107,690	505,216	1.9%	1.5%
San Francisco	11 / 1,241	32,573	4.9%	1 / 125	1 / 79	2,835	4.8%	15.6%	7,468	112,480	1,007,826	2.2%	1.7%
San Diego	10 / 1,309	29,105	4.4%	1 / 64	1 / 144	437	4.3%	17.9%	4,875	92,806	735,414	-0.5%	1.3%
Chicago	14 / 1,656	27,983	4.2%	5 / 438	4 / 479	5,307	0.3%	14.7%	3,290	89,468	323,411	4.2%	0.5%
Dallas	14 / 1,893	26,337	4.0%	1 / 78	1 / 137	1,083	7.4%	26.3%	3,543	77,916	291,037	3.0%	2.8%
Washington D.C.	7 / 596	20,993	3.2%	1 / 112	2 / 183	5,561	3.8%	14.4%	4,460	135,117	764,784	3.6%	1.9%
Seattle	10 / 1,094	20,658	3.1%	-	-	-	5.8%	19.0%	5,047	88,432	493,318	0.4%	2.7%
San Jose	6 / 735	17,180	2.6%	-	-	-	5.3%	14.5%	6,353	113,832	1,058,441	-0.6%	1.0%
New Haven	6 / 688	14,241	2.1%	-	-	-	-0.4%	4.9%	2,351	63,861	209,812	-0.3%	1.2%
Norwalk	4 / 419	11,206	1.7%	-	-	-	1.5%	9.2%	2,277	112,348	431,200	6.0%	0.6%
Houston	8 / 947	10,695	1.6%	2 / 348	2 / 263	2,920	8.4%	29.3%	3,567	83,441	508,441	2.8%	1.8%
Philadelphia	5 / 374	10,041	1.5%	1 / 96	1 / 69	2,549	0.9%	4.7%	1,912	99,162	385,576	0.7%	1.8%
Atlanta	8 / 771	10,010	1.5%	3 / 391	5 / 521	3,844	6.9%	28.4%	3,398	89,362	429,589	5.9%	3.2%
Providence	5 / 600	9,666	1.5%	-	-	-	1.2%	10.6%	2,801	90,544	350,951	1.0%	1.8%
Santa Maria, CA	2 / 605	8,851	1.3%	-	-	-	4.2%	8.2%	2,819	84,312	646,721	N/A	1.5%
Kansas City	6 / 786	8,810	1.3%	2 / 545	2 / 276	1,671	3.1%	14.1%	2,356	81,571	276,446	1.4%	1.6%
Hartford	4 / 351	8,246	1.2%	-	-	-	-0.1%	5.3%	1,284	94,952	274,901	5.5%	0.6%
Detroit	5 / 296	8,240	1.2%	2 / 164	2 / 121	3,248	0.5%	5.2%	3,679	86,697	244,586	3.1%	2.3%
Denver	3 / 510	7,494	1.1%	2 / 216	2 / 304	799	7.6%	22.4%	3,954	82,755	430,556	9.1%	2.0%
San Antonio	3 / 725	7,412	1.1%	-	-	-	9.1%	26.1%	2,730	57,722	210,781	-0.9%	2.3%
Phoenix	6 / 678	7,288	1.1%	-	-	-	6.7%	18.2%	3,343	73,770	331,160	7.2%	1.8%
Manchester, NH	2 / 168	6,729	1.0%	-	-	-	1.1%	8.4%	1,916	75,823	249,893	N/A	2.1%
Tampa	3 / 905	6,163	0.9%	1 / 120	1 / 327	439	9.7%	20.0%	1,433	79,885	264,484	4.7%	3.1%
Total - Top 25	227 / 25,222	$526,614	79.3%	32 / 4,195	36 / 4,418	$48,746	3.8%	14.6%	4,563	$96,286	$587,325	1.9%[10]	1.5%[10]
All Other US SHO Markets	74 / 8,765	137,636	20.7%	4 / 512	5 / 764	3,819	3.6%	12.9%	2,363	80,963	359,823		
Total US SHO	301 / 33,987	$664,250	100.0%	36 / 4,707	41 / 5,182	$52,565	3.7%	14.2%	4,043	$93,078	$539,695		
% of Total NOI						2.5%							
US National Average							3.5%	12.2%	93	$61,045	$209,770	2.9%[11]	1.2%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2018 Claritas estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 3Q17. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from August 2016-August 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 4.6% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring[1]

	Welltower			Welltower									
MSA	Prop. / Units	Annualized IPNOI[2]	% of US SHO Portfolio	Prop. / Units Under Construction[3]	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted[4]	5 Year Total Pop. Growth[5]	5 Year 75+ Pop. Growth[5]	Avg. Pop. Density[6]	Household Income[7]	Housing Value[7]	Est. Net Annual Inventory Growth[8]	Est. Annual Job Growth[9]
Los Angeles	37 / 4,249	$99,289	14.9%	5 / 719	11 / 1,523	$9,078	3.4%	13.4%	6,660	$85,386	$754,266	-0.4%	0.6%
Boston	32 / 2,410	64,288	9.7%	2 / 261	2 / 177	3,932	3.6%	10.8%	2,844	102,399	527,525	2.8%	2.3%
New York	16 / 1,216	53,116	8.0%	7 / 1,074	7 / 511	20,758	1.0%	7.5%	7,506	104,243	477,496	1.9%	1.5%
San Francisco	11 / 1,241	32,573	4.9%	1 / 125	1 / 79	2,835	4.9%	15.3%	6,380	110,056	970,476	2.2%	1.7%
San Diego	10 / 1,309	29,105	4.4%	1 / 64	1 / 144	437	4.7%	17.0%	4,400	90,419	684,317	-0.5%	1.3%
Chicago	14 / 1,656	27,983	4.2%	7 / 715	6 / 661	7,392	0.2%	15.0%	3,033	89,933	329,486	4.2%	0.5%
Dallas	14 / 1,893	26,337	4.0%	4 / 364	5 / 553	3,198	7.2%	24.6%	3,264	72,821	281,516	3.0%	2.8%
Washington D.C.	7 / 596	20,993	3.2%	2 / 322	3 / 258	8,526	4.3%	15.6%	4,599	125,274	697,769	3.6%	1.9%
Seattle	10 / 1,094	20,658	3.1%	-	-	-	6.0%	20.9%	4,765	85,754	490,928	0.4%	2.7%
San Jose	6 / 735	17,180	2.6%	-	-	-	5.2%	14.8%	5,456	114,037	1,058,904	-0.6%	1.0%
New Haven	6 / 688	14,241	2.1%	-	-	-	-0.1%	5.5%	2,343	66,990	232,243	-0.3%	1.2%
Norwalk	4 / 419	11,206	1.7%	-	-	-	1.3%	9.1%	2,158	84,183	425,207	6.0%	0.6%
Houston	8 / 947	10,695	1.6%	2 / 348	2 / 263	2,920	8.5%	32.0%	3,615	78,816	335,529	2.8%	1.8%
Philadelphia	5 / 374	10,041	1.5%	1 / 96	1 / 69	2,549	0.9%	5.4%	2,154	94,619	355,563	0.7%	1.8%
Atlanta	8 / 771	10,010	1.5%	6 / 597	6 / 613	4,811	7.0%	28.8%	3,203	85,069	385,949	5.9%	3.2%
Providence	5 / 600	9,666	1.5%	-	-	-	1.2%	10.3%	2,317	90,105	346,336	1.0%	1.8%
Santa Maria, CA	2 / 605	8,851	1.3%	-	-	-	4.8%	9.2%	1,666	78,958	678,617	N/A	1.5%
Kansas City	6 / 786	8,810	1.3%	3 / 619	4 / 637	3,938	3.3%	14.2%	2,218	76,545	240,821	1.4%	1.6%
Hartford	4 / 351	8,246	1.2%	1 / 222	1 / 54	555	-0.2%	4.4%	1,204	89,509	262,850	5.5%	0.6%
Detroit	5 / 296	8,240	1.2%	5 / 538	3 / 201	5,241	0.6%	7.2%	3,679	74,848	210,013	3.1%	2.3%
Denver	3 / 510	7,494	1.1%	3 / 336	2 / 304	799	7.3%	24.3%	4,051	83,960	379,864	9.1%	2.0%
San Antonio	3 / 725	7,412	1.1%	-	-	-	8.8%	25.8%	2,557	59,042	200,127	-0.9%	2.3%
Phoenix	6 / 678	7,288	1.1%	1 / 313	1 / 97	704	6.8%	19.2%	3,038	69,787	301,413	7.2%	1.8%
Manchester, NH	2 / 168	6,729	1.0%	-	-	-	1.2%	10.2%	1,535	75,274	258,643	N/A	2.1%
Tampa	3 / 905	6,163	0.9%	1 / 120	1 / 327	439	9.7%	17.3%	1,414	61,538	222,554	4.7%	3.1%
Total - Top 25	227 / 25,222	$526,614	79.3%	52 / 6,833	57 / 6,471	$78,112	3.8%	14.9%	4,234	$92,212	$556,864	1.9%[10]	1.5%[10]
All Other US SHO Markets	74 / 8,765	137,636	20.7%	17 / 1,887	18 / 2,433	18,364	3.7%	13.5%	2,132	75,670	337,217		
Total US SHO	301 / 33,987	$664,250	100.0%	69 / 8,720	75 / 8,904	$96,476	3.8%	14.6%	3,737	$88,749	$510,879		
% of Total NOI						4.6%							
US National Average							3.5%	12.2%	93	$61,045	$209,770	2.9%[11]	1.2%

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized IPNOI. See pages 5 and 22 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2018-2023.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2018 Claritas estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 3Q17. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from August 2016-August 2017 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

Seniors Housing Operating(1)

Total Performance	3Q16	4Q16	1Q17	2Q17	3Q17
Properties	463	483	484	485	499
Beds/Units	54,276	56,012	56,066	56,202	58,848
Total occupancy	90.8%	90.2%	88.9%	87.9%	87.7%
Total revenues	$ 610,992	$ 641,966	$ 652,914	$ 659,852	$ 682,266
Operating expenses	$ 415,099	$ 436,416	$ 447,272	$ 444,668	$ 460,955
NOI	$ 195,893	$ 205,550	$ 205,642	$ 215,184	$ 221,311
NOI margin	32.1%	32.0%	31.5%	32.6%	32.4%
Recurring cap-ex	$ 12,196	$ 11,312	$ 9,186	$ 9,853	$ 9,384
Other cap-ex	$ 23,416	$ 41,771	$ 13,699	$ 24,492	$ 40,084

Same Store Performance(2)	3Q16	4Q16	1Q17	2Q17	3Q17
Properties	423	423	423	423	423
Occupancy	91.1%	91.1%	90.2%	89.5%	89.4%
Same store revenues	$ 582,480	583,640	$ 583,549	$ 587,059	$ 593,361
Compensation	237,168	241,154	243,092	241,635	245,657
Utilities	21,691	20,733	22,238	19,478	21,257
Food	21,143	21,302	20,872	20,990	21,248
Repairs and maintenance	13,646	15,455	12,854	12,831	13,320
Property taxes	16,941	14,913	16,560	16,827	16,869
All other	81,823	83,166	79,807	77,406	77,088
Same store operating expenses	392,412	396,723	395,423	389,167	395,439
Same store NOI	$ 190,068	186,917	$ 188,126	$ 197,892	$ 197,922
Year over year growth rate					4.1%

Partners	Properties	Beds / Units	Welltower Ownership %
Sunrise Senior Living	165	13,060	97.7%
Revera	98	12,151	75.0%
Benchmark Senior Living	48	4,137	95.0%
Belmont Village	21	2,954	95.0%
Senior Resource Group	24	4,492	67.2%
Silverado Senior Living	27	2,446	95.6%
Chartwell Retirement Residences	41	8,026	52.1%
Sagora Senior Living	14	2,649	92.1%
Merrill Gardens	11	1,454	80.0%
Brookdale Senior Living	15	1,972	80.0%
Senior Star Living	11	2,064	90.0%
Discovery Senior Living	6	1,930	53.6%
Northbridge	6	506	95.0%
EPOCH Senior Living	3	230	95.0%
Oakmont Senior Living	2	145	100.0%
Signature Senior Lifestyle	2	189	100.0%
Avery	5	443	89.5%
Total	499	58,848	

Core Markets	3Q17 NOI	% of Total
Southern California	$ 36,223	16.4%
Boston	15,991	7.2%
Northern California	15,317	6.9%
Greater London	13,399	6.1%
New York / New Jersey	13,144	5.9%
Toronto	10,149	4.6%
Washington D.C.	6,433	2.9%
Seattle	5,162	2.3%
Montréal	5,145	2.3%
Ottawa	4,867	2.2%
Vancouver	3,481	1.6%
Manchester, UK	1,195	0.5%
Birmingham, UK	643	0.3%
Core Markets	131,149	59.2%
All Other	90,162	40.8%
Total	$ 221,311	100.0%

Notes:

(1) Excludes land and properties classified as held for sale.

(2) See page 24 for reconciliation.

(dollars in thousands at Welltower pro rata ownership)

Outpatient Medical

Core Performance[1]	3Q16	4Q16	1Q17	2Q17	3Q17
Properties	248	251	255	257	258
Square feet	16,636,397	16,837,801	17,021,937	17,175,436	17,216,781
Occupancy[2]	95.1%	95.0%	94.8%	94.5%	94.6%
Total revenues	$ 124,070	$ 125,315	$ 128,721	$ 128,700	$ 131,570
Operating expenses	$ 37,252	$ 38,653	$ 41,315	$ 39,097	$ 40,994
NOI	$ 86,818	$ 86,662	$ 87,406	$ 89,603	$ 90,576
NOI margin	70.0%	69.2%	67.9%	69.6%	68.8%
Revenues per square foot[2]	$ 32.27	$ 32.26	$ 32.45	$ 32.06	$ 32.76
NOI per square foot[2]	$ 22.50	$ 22.31	$ 22.04	$ 22.32	$ 22.56
Recurring cap-ex	$ 6,364	$ 7,857	$ 4,523	$ 5,344	$ 7,831
Other cap-ex	$ 2,787	$ 3,979	$ 2,023	$ 4,120	$ 4,432

Same Store Performance[2, 3]	3Q16	4Q16	1Q17	2Q17	3Q17
Properties	240	240	240	240	240
Occupancy	95.1%	95.1%	95.1%	94.9%	94.8%
Same store revenues	$ 118,566	$ 120,234	$ 121,394	$ 119,619	$ 121,530
Same store operating expenses	36,426	36,973	38,562	36,159	37,452
Same store NOI	$ 82,140	$ 83,261	$ 82,832	$ 83,460	$ 84,078
Year over year growth rate					2.4%

Portfolio Diversification by Tenant[2, 4]	Rental Income	% of Total
Tenet Health	$ 32,982	8.3%
Aurora Health Care	25,493	6.4%
Kelsey-Seybold	21,664	5.5%
Virtua	15,708	4.0%
Texas Health Resources	10,966	2.8%
Remaining Portfolio	289,739	73.0%
Total	$ 396,552	100.0%

Quality Indicators[2]	
Health system affiliated properties as % of NOI	95.6%
Health system affiliated tenants as % of rental income	64.8%
Retention (trailing twelve months)	82.8%
In-house managed properties as % of square feet[5]	99.0%
Average remaining lease term	6.6
Average building size (square feet)	66,732
Average age (years)	13

Expirations[2]	2017	2018	2019	2020	2021	Thereafter
Occupied square feet	451,535	867,208	1,212,023	1,272,329	1,490,196	10,651,749
% of occupied square feet	2.8%	5.4%	7.6%	8.0%	9.3%	66.9%

Notes:
(1) Includes consolidated rental properties, mortgages, equity investments and development properties, and excludes properties sold or classified as held for sale.
(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.
(3) Includes 240 same store properties representing 16,019,112 square feet. See page 24 for reconciliation.
(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.
(5) Includes only multi-tenant properties.

(dollars in thousands at Welltower pro rata ownership)

Development Summary[1]

Facility	Total	Unit Mix: Independent Living	Assisted Living	Memory Care	Long-term/Post-acute Care		Commitment Amount		Balance at 9/30/17	Estimated Conversion
Seniors Housing Triple-Net										
Northampton, UK	80	64	16	-	-	$	20,103	$	18,021	4Q17
Gainesville, FL	95	-	70	25	-		17,100		10,072	4Q17
Alexandria, VA	116	-	88	28	-		57,148		38,385	2Q18
Reigate, UK	87	-	63	24	-		28,107		12,845	2Q18
Macungie, PA	83	-	49	34	-		15,530		2,517	2Q18
Westerville, OH	90	-	63	17	10		22,800		3,387	4Q18
Kingswood, UK	73	-	46	27	-		11,602		775	1Q19
Subtotal	**624**	**64**	**395**	**155**	**10**	**$**	**172,390**	**$**	**86,002**	
Long-Term/Post-Acute Care										
Exton, PA	120	-	-	-	120	$	34,175	$	12,779	2Q18
Seniors Housing Operating										
Woking, UK	60	-	60	-	-	$	12,054	$	8,046	4Q17
Bethesda, MD	89	-	59	30	-		10,306		9,270	4Q17
Silver Spring, MD	98	-	65	33	-		9,566		8,393	4Q17
Pleasanton, CA	82	-	48	34	-		7,141		5,801	4Q17
Chertsey, UK	94	-	70	24	-		31,361		24,077	1Q18
Burke, VA	81	-	49	32	-		7,261		5,461	1Q18
Bushey, UK	95	-	71	24	-		40,960		23,010	3Q18
Toronto, ON	332	332	-	-	-		34,001		13,956	3Q18
Subtotal	**931**	**332**	**422**	**177**	**-**	**$**	**152,650**	**$**	**98,014**	

Outpatient Medical

Facility	Rentable Square Ft	Preleased %	Health System Affiliation		Commitment Amount		Balance at 9/30/17	Estimated Conversion
Rockwall, TX	55,012	100%	Yes	$	16,350	$	6,431	1Q18
Fort Worth, TX	91,427	100%	Yes		45,880		23,615	2Q18
Palmer, AK	38,376	100%	Yes		12,345		466	3Q18
Brooklyn, NY	140,955	100%	Yes		105,177		48,165	3Q19
Subtotal	**325,770**			**$**	**179,752**	**$**	**78,677**	
Total Development Projects				**$**	**538,967**	**$**	**275,472**	

Notes:

(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects and the London and midtown Manhattan development projects. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

Development Funding Projections[1]

	Projects	Beds / Units / Square Feet	Projected Yields[2]	2017 Funding (Projected Future Funding)	Funding Thereafter (Projected Future Funding)	Total Unfunded Commitments (Projected Future Funding)	Committed Balances
Seniors housing triple-net	7	624	7.6%	$ 35,278	$ 51,110	$ 86,388	$ 172,390
Long-term/post-acute care	1	120	8.0%	6,300	15,096	21,396	34,175
Seniors housing operating	8	931	9.9%	22,845	31,791	54,636	152,650
Outpatient medical	4	325,770	7.2%	22,120	78,955	101,075	179,752
Total	20		8.1%	$ 86,543	$ 176,952	$ 263,495	$ 538,967

Development Project Conversion Estimates[1]

Quarterly Conversions

	Amount	Projected Yields[2]
1Q17 actual	$ 185,220	7.1%
2Q17 actual	273,093	6.9%
3Q17 actual	47,929	8.4%
4Q17 estimate	76,270	9.3%
1Q18 estimate	54,972	9.9%
2Q18 estimate	180,840	7.1%
3Q18 estimate	87,306	8.7%
4Q18 estimate	22,800	8.5%
1Q19 estimate	11,602	8.0%
3Q19 estimate	105,177	7.6%
	$ 1,045,209	7.6%

Annual Conversions

	Amount	Projected Yields[2]
2017 estimate	$ 582,512	7.4%
2018 estimate	345,918	8.1%
2019 estimate	116,779	7.6%
Total	$ 1,045,209	7.6%

Unstabilized Properties

	6/30/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	9/30/2017 Properties	Beds / Units
Seniors housing triple-net	34	(4)	2	(2)	30	3,038
Long-term/post-acute care	16	(1)	-	-	15	1,502
Seniors housing operating	19	(3)	1	4	21	2,328
Total	69	(8)	3	2	66	6,868

Occupancy	6/30/2017 Properties	Stabilizations	Construction Conversions	Acquisitions/ Dispositions	Progressions	9/30/2017 Properties
0% - 50%	27	-	3	-	(7)	23
50% - 70%	18	(2)	-	1	6	23
70% +	24	(6)	-	1	1	20
Total	69	(8)	3	2	-	66

Occupancy	9/30/2017 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Gross Investment Balance	% of Total Gross Investment
0% - 50%	23	5	$ 45,987	1.1%	$ 492,502	1.6%
50% - 70%	23	21	46,279	1.1%	534,579	1.7%
70% +	20	24	76,013	1.8%	638,381	2.1%
Total	66	16	$ 168,279	4.0%	$ 1,665,462	5.4%

Notes:

(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects and the London and midtown Manhattan projects.

(2) Actual yields may vary.

(3) Includes revenues annualized from amounts presented on page 7.

(dollars in thousands at Welltower pro rata ownership)

Components of NAV

Stabilized NOI			Pro rata beds/units/square feet
Seniors housing operating[1]	$	912,220	46,502 units
Seniors housing triple-net		548,716	34,156 units
Long-term/post-acute care		269,552	19,424 beds
Outpatient medical		349,956	16,062,455 square feet
Total in-place NOI[2]	$	2,080,444	
Incremental stabilized NOI[3]		28,023	
Total stabilized NOI	$	2,108,467	

Obligations		
Lines of credit	$	420,000
Senior unsecured notes[4]		8,404,393
Secured debt[4]		2,836,036
Capital lease obligations		72,684
Total Debt	$	11,733,113
Add (Subtract):		
Other liabilities (assets), net[5]		488,383
Cash and cash equivalents and restricted cash		(295,311)
Preferred stock		718,503
Net Obligations	$	12,644,688

Other Assets			Effective Interest Rate[7]
Land parcels	$	195,578	
Real estate loans receivable[6]	$	480,185	9.4%
Non real estate loans receivable	$	288,841	11.3%
Other investments[8]	$	125,148	
Investments held for sale[9]	$	106,142	
Development properties:[10]			
Current balance	$	280,373	
Unfunded commitments		276,396	
Committed balances	$	556,769	
Projected yield		7.6%	
Projected NOI	$	42,314	
Common Shares Outstanding		370,342	

Notes:

(1) Includes $16,371,000 attributable to our proportional share of income from unconsolidated management company investments.

(2) See page 22 for reconciliation.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1.3 billion of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

Unearned revenues	$	219,350
Below/(above) market lease intangibles, net		41,762
Deferred taxes, net		(30,840)
Available-for-sale equity investments		(7,615)
In place lease intangibles, net		(28,066)
Other non-cash liabilities / (assets), net		7,133
Total non-cash liabilities/(assets), net	$	201,724

(6) Excludes development loans and the allowance for loan loss.

(7) Average cash-pay interest rates are 9.2% and 7.9% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.

(8) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(9) Represents expected proceeds from assets held for sale.

(10) See pages 13-14. Also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

Net Operating Income[1]

	3Q16	4Q16	1Q17	2Q17	3Q17
Revenues:					
Seniors housing triple-net					
Rental income	$ 153,923	$ 153,350	$ 153,202	$ 145,575	$ 148,492
Interest income	9,098	8,736	7,715	7,989	8,083
Other income	367	454	1,356	2,177	1,240
Total revenues	163,388	162,540	162,273	155,741	157,815
Long-term/post-acute care					
Rental income	130,758	100,444	75,943	74,648	74,441
Interest income	13,919	13,899	12,964	12,912	12,105
Other income	1,256	1,288	409	365	1,948
Total revenues	145,933	115,631	89,316	87,925	88,494
Seniors housing operating					
Resident fees and service	613,252	640,663	654,481	660,591	682,589
Interest income	1,054	1,054	69	-	-
Other income	695	4,150	1,412	1,030	1,432
Total revenues	615,001	645,867	655,962	661,621	684,021
Outpatient medical					
Rental income	126,595	125,872	129,214	128,848	131,792
Interest income	1,009	-	-	-	-
Other income	254	510	440	707	495
Total revenues	127,858	126,382	129,654	129,555	132,287
Corporate and land					
Rental income	-	145	48	54	84
Other income	189	255	293	150	651
Total revenues	189	400	341	204	735
Total					
Rental income	411,276	379,811	358,407	349,125	354,809
Resident fees and service	613,252	640,663	654,481	660,591	682,589
Interest income	25,080	23,689	20,748	20,901	20,188
Other income	2,761	6,657	3,910	4,429	5,766
Total revenues	**1,052,369**	**1,050,820**	**1,037,546**	**1,035,046**	**1,063,352**
Property operating expenses:					
Seniors housing operating	418,116	439,340	449,666	446,219	462,531
Outpatient medical	38,731	39,161	41,818	39,388	41,347
Corporate and land	14	517	196	178	95
Total property operating expenses	**456,861**	**479,018**	**491,680**	**485,785**	**503,973**
Net operating income:					
Seniors housing triple-net	163,388	162,540	162,273	155,741	157,815
Long-term/post-acute care	145,933	115,631	89,316	87,925	88,494
Seniors housing operating	196,885	206,527	206,296	215,402	221,490
Outpatient medical	89,127	87,221	87,836	90,167	90,940
Corporate and land	175	(117)	145	26	640
Net operating income	$ 595,508	$ 571,802	$ 545,866	$ 549,261	$ 559,379

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale. See pages 11-12 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[1]

	Twelve Months Ended September 30, 2017		Three Months Ended September 30, 2017	
Net income	$	981,458	$	89,299
Interest expense		483,765		122,578
Income tax expense (benefit)		(22,119)		669
Depreciation and amortization		911,180		230,138
EBITDA	**$**	**2,354,284**	**$**	**442,684**
Loss (income) from unconsolidated entities		26,505		(3,408)
Stock-based compensation[2]		24,710		6,790
Loss (gain) on extinguishment of debt		54,074		-
Loss/impairment (gain) on sales of properties, net		(450,185)		(1,622)
Provision for loan losses		10,215		-
Loss / (gain) on derivatives		2,351		324
Other expenses & transaction costs[2]		131,915		98,214
Additional other income[3]		(4,853)		-
Total adjustments		(205,268)		100,298
Adjusted EBITDA	**$**	**2,149,016**	**$**	**542,982**
Interest Coverage Ratios				
Interest expense	$	483,765	$	122,578
Capitalized interest		14,866		2,545
Non-cash interest expense		(8,041)		(3,199)
Total interest	**$**	**490,590**	**$**	**121,924**
EBITDA	$	2,354,284	$	442,684
Interest coverage ratio		**4.80x**		**3.63x**
Adjusted EBITDA	$	**2,149,016**	$	**542,982**
Adjusted Interest coverage ratio		**4.38x**		**4.45x**
Fixed Charge Coverage Ratios				
Total interest	$	490,590	$	121,924
Secured debt principal amortization		66,084		15,300
Preferred dividends		54,086		11,676
Total fixed charges	**$**	**610,760**	**$**	**148,900**
EBITDA	$	2,354,284	$	442,684
Fixed charge coverage ratio		**3.85x**		**2.97x**
Adjusted EBITDA	$	**2,149,016**	$	**542,982**
Adjusted Fixed charge coverage ratio		**3.52x**		**3.65x**
Net Debt to EBITDA Ratios				
Total debt			$	11,521,592
Less: cash and cash equivalents[4]				(250,776)
Net debt			**$**	**11,270,816**
EBITDA Annualized				1,770,736
Net debt to EBITDA ratio				**6.37x**
Adjusted EBITDA Annualized			$	2,171,928
Net debt to Adjusted EBITDA ratio				**5.19x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 21.

(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.

(3) Primarily related to a bargain purchase gain for an acquisition and a loan payoff premium.

(4) Includes IRC section 1031 deposits, if any.

(amounts in thousands except share price)

Leverage and Current Capitalization

			% of Total
Book Capitalization			
Lines of credit	$	420,000	1.5%
Long-term debt obligations[1]		11,101,592	41.3%
Cash and cash equivalents[2]		(250,776)	-0.9%
Net debt to consolidated book capitalization		**11,270,816**	**41.9%**
Total equity[3]		15,631,412	58.1%
Consolidated book capitalization	**$**	**26,902,228**	**100.0%**
Joint venture debt, net[4]		116,034	
Total book capitalization	**$**	**27,018,262**	
Undepreciated Book Capitalization			
Lines of credit	$	420,000	1.3%
Long-term debt obligations[1]		11,101,592	35.0%
Cash and cash equivalents[2]		(250,776)	-0.8%
Net debt to consolidated undepreciated book capitalization		**11,270,816**	**35.5%**
Accumulated depreciation and amortization		4,826,418	15.2%
Total equity[3]		15,631,412	49.3%
Consolidated undepreciated book capitalization	**$**	**31,728,646**	**100.0%**
Joint venture debt, net[4]		116,034	
Total undepreciated book capitalization	**$**	**31,844,680**	
Enterprise Value			
Lines of credit	$	420,000	1.1%
Long-term debt obligations[1]		11,101,592	28.5%
Cash and cash equivalents[2]		(250,776)	-0.6%
Net debt to consolidated enterprise value		**11,270,816**	**29.0%**
Common shares outstanding		370,342	
Period end share price		$70.28	
Common equity market capitalization		**26,027,636**	**66.9%**
Noncontrolling interests[3]		901,487	2.3%
Preferred stock		718,503	1.8%
Consolidated enterprise value	**$**	**38,918,442**	**100.0%**
Joint venture debt, net[4]		116,034	
Total enterprise value	**$**	**39,034,476**	
Secured Debt as % of Total Assets			
Secured debt[1]	**$**	**2,713,513**	**9.6%**
Total assets	$	28,180,379	
Total Debt as % of Total Assets			
Total debt[1]	**$**	**11,521,592**	**40.9%**
Total assets	$	28,180,379	
Unsecured Debt as % of Unencumbered Assets			
Unsecured debt[1]	**$**	**8,735,395**	**34.0%**
Unencumbered assets	$	25,691,562	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) Inclusive of IRC section 1031 deposits, if any.

(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.

(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

(dollars in thousands)

Debt Maturities and Principal Payments[1]

Year	Lines of Credit[2]	Senior Unsecured Notes[3,4,5]	Consolidated Secured Debt	Share of Unconsolidated Debt	Noncontrolling Interests' Share of Consolidated Debt	Combined Debt[6]	% of Total	Wtd. Avg. Interest Rate
2017	$ -	$ -	$ 121,412	$ 2,046	$ (19,313)	$ 104,145	0.9%	4.0%
2018	-	450,000	426,728	30,479	(118,874)	788,333	6.8%	2.9%
2019	-	600,000	491,941	120,324	(87,291)	1,124,974	9.6%	4.2%
2020	-	697,327	184,281	37,639	(42,769)	876,478	7.5%	4.2%
2021	420,000	1,149,856	221,721	20,497	(37,740)	1,774,334	15.2%	3.8%
2022	-	600,000	234,738	11,770	(30,967)	815,541	7.0%	4.9%
2023	-	500,000	291,287	18,106	(103,590)	705,803	6.1%	3.8%
2024	-	400,000	291,924	36,175	(81,957)	646,142	5.5%	4.3%
2025	-	1,250,000	132,578	371,073	(32,282)	1,721,369	14.8%	3.9%
2026	-	700,000	40,773	14,748	(9,259)	746,262	6.4%	4.2%
Thereafter	-	2,057,210	282,619	75,147	(57,928)	2,357,048	20.2%	4.9%
Totals	**$ 420,000**	**$ 8,404,393**	**$ 2,720,002**	**$ 738,004**	**$ (621,970)**	**$ 11,660,429**	**100%**	
Weighted Avg Interest Rate[7]	2.1%	4.3%	3.7%	3.9%	3.3%	4.1%		
Weighted Avg Maturity Years	3.6	7.8	5.4	6.8	5.3	7.2		
% Floating Rate Debt	100.0%	7.1%	34.1%	19.8%	52.0%	15.2%		

Debt by Local Currency[1]

	Lines of Credit	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Debt	Noncontrolling Interests' Share of Consolidated Debt	Combined Debt	Investment Hedges[8]
United States	$ 420,000	$ 6,557,500	$ 1,396,931	$ 527,022	$ (307,085)	$ 8,594,368	$ -
United Kingdom	-	1,407,210	180,498	-	(269,760)	1,317,948	737,110
Canada	-	439,683	1,142,573	210,982	(45,125)	1,748,113	459,669
Totals	**$ 420,000**	**$ 8,404,393**	**$ 2,720,002**	**$ 738,004**	**$ (621,970)**	**$ 11,660,429**	**$ 1,196,779**

Notes:

(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(2) The primary unsecured credit facility has capacity of $3.7 billion with remaining availability of $2.6 billion. As of September 30, 2017, letters of credit in the aggregate amount of $26 million have been issued which reduces the available borrowing capacity. The unsecured revolving credit facility matures on May 13, 2020 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on May 13, 2021.

(3) 2021 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $200 million USD at September 30, 2017). The loans mature on May 13, 2021. The interest rates on the loans are LIBOR + 95 bps for USD and CDOR + 95 bps for CAD.

(4) 2020 amounts include $300 million of Canadian denominated 3.35% senior unsecured notes (approximately $240 million USD at September 30, 2017). The notes mature on November 25, 2020.

(5) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $737 million USD at September 30, 2017). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $670 million USD at September 30, 2017). The notes mature on December 1, 2034.

(6) Excludes capital lease obligations of $73 million, of which $0.5 million mature in October 2018, $0.5 million mature in August 2019, $70 million mature in April 2023 and $2 million have various maturities.

(7) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 90 bps. Senior notes and secured debt average interest rate represents the face value note rate.

(8) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD ($20.9) million, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

Quality Mix: Non-Medicaid revenue as a percentage of total revenue at a facility.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

The company believes that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners' noncontrolling ownership interests and adding Welltower's minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower's joint venture arrangements and should be used with caution.

The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, sub-leases and major capital restructurings as well as any properties acquired, developed/redeveloped, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. Normalizers include adjustments that in management's opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing operating portfolio.

We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and IRC section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and other non-recurring and/or non-cash income/charges. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends. Our leverage ratios include net debt to A-EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt less cash and cash equivalents and any IRC section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)

Non-GAAP Reconciliations

NOI Reconciliation	3Q16	4Q16	1Q17	2Q17	3Q17
Net income	$ 354,741	$ 351,108	$ 337,610	$ 203,441	$ 89,299
Loss (gain) on real estate dispositions, net	(162,351)	(200,165)	(244,092)	(42,155)	(1,622)
Loss (income) from unconsolidated entities	1,749	2,829	23,106	3,978	(3,408)
Income tax expense (benefit)	(305)	(16,585)	2,245	(8,448)	669
Other expenses	-	8,838	11,675	6,339	99,595
Impairment of assets	9,705	13,187	11,031	13,631	-
Provision for loan losses	-	10,215	-	-	-
Loss (gain) on extinguishment of debt, net	-	17,204	31,356	5,515	-
Loss (gain) on derivatives, net	(2,516)	68	1,224	736	324
Transaction costs	19,842	9,704	-	-	-
General and administrative expenses	36,828	32,807	31,101	32,632	29,913
Depreciation and amortization	218,061	227,916	228,276	224,847	230,138
Interest expense	129,699	126,360	118,597	116,231	122,578
Consolidated net operating income	$ 605,453	$ 583,486	$ 552,129	$ 556,747	$ 567,486
NOI attributable to unconsolidated investments(1)	17,179	16,467	21,279	21,873	22,431
NOI attributable to noncontrolling interests(2)	(27,124)	(28,151)	(27,542)	(29,359)	(30,538)
Pro rata net operating income (NOI)(3)	$ 595,508	$ 571,802	$ 545,866	$ 549,261	$ 559,379

In-Place NOI Reconciliation

At Welltower pro rata ownership	Seniors Housing Triple-net	Long-Term /Post-Acute Care	Seniors Housing Operating	Outpatient Medical	Corporate & Land	Total
Revenues	$ 157,815	$ 88,494	$ 684,021	$ 132,287	$ 735	$ 1,063,352
Property operating expenses	-	-	(462,531)	(41,347)	(95)	(503,973)
NOI(3)	$ 157,815	$ 88,494	$ 221,490	$ 90,940	$ 640	$ 559,379
Adjust:						
Interest income	(8,083)	(12,105)	-	-	-	(20,188)
Other income	(1,240)	(1,948)	(1,432)	(495)	(651)	(5,766)
Sold / held for sale	(924)	(478)	(179)	(364)	-	(1,945)
Non In-Place NOI(4)	(5,856)	(6,575)	1,287	(2,592)	11	(13,725)
Timing adjustments(5)	(4,533)	-	6,889	-	-	2,356
In-Place NOI	$ 137,179	$ 67,388	$ 228,055	$ 87,489	-	$ 520,111
Annualized In-Place NOI	$ 548,716	$ 269,552	$ 912,220	$ 349,956	-	$ 2,080,444

Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation

	United States	United Kingdom	Canada	Total
Consolidated SHO revenues [1]	$ 518,883	$ 73,176	$ 111,818	$ 703,877
Unconsolidated SHO revenues attributable to Welltower[2]	21,050	-	21,001	42,051
SHO revenues attributable to noncontrolling interests[3]	(30,822)	(4,761)	(26,324)	(61,907)
Pro rata SHO revenues[4]	$ 509,111	$ 68,415	$ 106,495	$ 684,021
SHO interest and other income	(1,355)	(22)	(55)	(1,432)
SHO revenues attributable to held for sale properties	(1,326)	(429)	-	(1,755)
Adjustment for standardized currency rate[5]	-	(3,140)	(6,519)	(9,659)
SHO local revenues	$ 506,430	$ 64,824	$ 99,921	$ 671,175
Average occupied units/month	24,092	2,671	12,075	38,838
REVPOR/month in USD	$ 6,950	$ 8,023	$ 2,736	$ 5,714
REVPOR/month in local currency[5]		£ 6,427	C$ 3,650	

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total	
	3Q16	3Q17	3Q16	3Q17	3Q16	3Q17	3Q16	3Q17
SHO SS REVPOR Growth								
Consolidated SHO revenues[1]	$ 455,020	$ 518,883	$ 69,311	$ 73,176	$ 107,457	$ 111,818	$ 631,788	$ 703,877
Unconsolidated SHO revenues attributable to Welltower[2]	20,553	21,050	-	-	19,837	21,001	40,390	42,051
SHO revenues attributable to noncontrolling interests[3]	(28,638)	(30,822)	(3,392)	(4,761)	(25,147)	(26,324)	(57,177)	(61,907)
SHO pro rata revenues[4]	446,935	509,111	65,919	68,415	102,147	106,495	615,001	684,021
Non-cash revenues on same store properties	(9)	(289)	(41)	(20)	-	-	(50)	(309)
Revenues attributable to non-same store properties	(17,416)	(70,678)	(8,887)	(9,812)	(1,243)	(678)	(27,546)	(81,168)
Currency and ownership adjustments[5]	122	-	(2,797)	(2,703)	(2,251)	(6,481)	(4,926)	(9,184)
SHO SS revenues[6]	$ 429,632	$ 438,144	$ 54,194	$ 55,880	$ 98,653	$ 99,336	$ 582,479	$ 593,360
Avg. occupied units/month[7]	20,796	20,414	2,249	2,227	12,293	12,001	35,338	34,642
SHO SS REVPOR[8]	$ 6,830	$ 7,096	$ 7,967	$ 8,296	$ 2,653	$ 2,737	$ 5,450	$ 5,663
SS REVPOR YOY growth		3.9%		4.1%		3.2%		3.9%
SHO SSNOI Growth								
Consolidated SHO NOI[1]	$ 139,822	$ 161,754	$ 19,597	$ 20,083	$ 40,076	$ 43,263	$ 199,495	$ 225,100
Unconsolidated SHO NOI attributable to Welltower[2]	8,619	8,054	-	-	8,231	8,864	16,850	16,918
SHO NOI attributable to noncontrolling interests[3]	(9,744)	(9,885)	(160)	(346)	(9,556)	(10,297)	(19,460)	(20,528)
SHO pro rata NOI[4]	138,697	159,923	19,437	19,737	38,751	41,830	196,885	221,490
Non-cash NOI on same store properties	1,208	24	(41)	(20)	-	-	1,167	4
NOI attributable to non-same store properties	(6,809)	(20,530)	(580)	190	(384)	(198)	(7,773)	(20,538)
Currency and ownership adjustments[5]	26	-	(923)	(913)	(858)	(2,546)	(1,755)	(3,459)
Other normalizing adjustments[9]	1,544	229	-	196	-	-	1,544	425
SHO pro rata SSNOI[6]	$ 134,666	$ 139,646	$ 17,893	$ 19,190	$ 37,509	$ 39,086	$ 190,068	$ 197,922
SHO SSNOI growth		3.7%		7.2%		4.2%		4.1%
SHO SSNOI/Unit								
Trailing four quarters' SSNOI[4]		$ 543,486		$ 76,132		$ 151,239		$ 770,857
Average units in service[10]		23,166		2,586		13,242		38,994
SSNOI/unit in USD		$ 23,461		$ 29,440		$ 11,421		$ 19,769
SSNOI/unit in local currency[5]				£ 23,583		C$ 15,239		

Notes:

(1) Represents consolidated revenues or consolidated NOI (revenues less property operating expenses) per Note 17 to Welltower's Form 10-Q for the quarter ended September 30, 2017.

(2) Represents Welltower's interests in joint ventures where Welltower is the minority partner.

(3) Represents minority partners' interests in joint ventures where Welltower is the majority partner.

(4) Represents SHO revenues/NOI/SSNOI at Welltower pro rata ownership. See pages 16 & 24 for more information.

(5) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.334294 and to translate UK properties at a GBP/USD rate of 1.24837.

(6) Represents SS SHO revenues/NOI at Welltower pro rata ownership.

(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(8) Represents pro rata SS average revenues generated per occupied room per month.

(9) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.

(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store Property Reconciliation	SH-NNN	LT/PAC	SHO	OM	Total
Total properties	425	185	505	270	1,385
Recent acquisitions/ development conversions	(23)	(1)	(48)	(13)	(85)
Under development/redevelopment	(2)	(1)	(11)	(4)	(18)
Current held-for-sale	(2)	(1)	(2)	(4)	(9)
Land parcels, loans and sub-leases	(15)	(7)	(4)	(8)	(34)
Transitions/restructurings	(15)	-	(16)	(1)	(32)
Other[1]	-	-	(1)	-	(1)
Same store properties	368	175	423	240	1,206

Same Store NOI Reconciliation	3Q16	4Q16	1Q17	2Q17	3Q17	Y/o/Y
Seniors Housing Triple-net						
NOI	$ 163,388	$ 162,540	$ 162,273	$ 155,741	$ 157,815	
Non-cash NOI on same store properties	(4,897)	(4,645)	(3,999)	(3,937)	(3,237)	
NOI attributable to non-same store properties	(36,804)	(35,357)	(35,716)	(30,309)	(32,271)	
Currency and ownership adjustments[2]	(3,803)	(3,148)	(1,877)	(444)	(663)	
Normalizing adjustments for rent reallocations[3]	186	62	-	-	-	
SSNOI	118,070	119,452	120,681	121,051	121,644	3.0%
Long-Term/Post-Acute Care						
NOI	145,933	115,631	89,316	87,925	88,494	
Non-cash NOI on same store properties	(10,215)	(9,871)	(7,515)	(6,514)	(7,631)	
NOI attributable to non-same store properties	(60,274)	(31,915)	(17,871)	(16,306)	(15,378)	
Currency and ownership adjustments[2]	(10,083)	(9,072)	(13)	13	(107)	
Normalizing adjustments for rent reallocations[3]	(1,936)	(1,133)	-	-	-	
SSNOI	63,425	63,640	63,917	65,118	65,378	3.1%
Seniors Housing Operating						
NOI	196,885	206,527	206,296	215,402	221,490	
Non-cash NOI on same store properties	1,167	(6)	34	377	4	
NOI attributable to non-same store properties	(7,773)	(19,951)	(18,664)	(17,572)	(20,538)	
Currency and ownership adjustments[2]	(1,755)	128	(170)	(197)	(3,459)	
Normalizing adjustment for technology costs[4]	1,319	-	-	-	196	
Other normalizing adjustments[5]	225	219	630	(118)	229	
SSNOI	190,068	186,917	188,126	197,892	197,922	4.1%
Outpatient Medical						
NOI	89,127	87,221	87,836	90,167	90,940	
Non-cash NOI on same store properties	(2,725)	(2,506)	(2,371)	(2,416)	(1,975)	
NOI attributable to non-same store properties	(3,660)	(880)	(2,322)	(4,180)	(4,661)	
Currency and ownership adjustments[2]	(267)	(239)	(306)	44	(226)	
Other normalizing adjustments[5]	(335)	(335)	(5)	(155)	-	
SSNOI	82,140	83,261	82,832	83,460	84,078	2.4%
Corporate & Land						
NOI	175	(117)	145	26	640	
NOI attributable to non-same store properties	(175)	117	(145)	(26)	(640)	
SSNOI	-	-	-	-	-	
Total						
NOI	595,508	571,802	545,866	549,261	559,379	
Non-cash NOI on same store properties	(16,670)	(17,028)	(13,851)	(12,490)	(12,839)	
NOI attributable to non-same store properties	(108,686)	(87,986)	(74,718)	(68,393)	(73,488)	
Currency and ownership adjustments	(15,908)	(12,331)	(2,366)	(584)	(4,455)	
Normalizing adjustments, net	(541)	(1,187)	625	(273)	425	
SSNOI	$ 453,703	$ 453,270	$ 455,556	$ 467,521	$ 469,022	3.4%

Notes :

(1) Includes 1 flooded property.

(2) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.334294 and to translate UK properties at a GBP/USD rate of 1.24837.

(3) Represents adjustments related to reallocation of property level rents due to dispositions within an existing master lease.

(4) Represents costs expensed by one operator related to implementation of new software.

(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated November 7, 2017 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com